Exhibit 99.1

LENDINGTREE REPORTS FOURTH QUARTER 2020 RESULTS

Results reflect record mortgage revenue and sustained recovery in Consumer segment

•	Consolidated revenue of $222.3 million

•	GAAP net loss from continuing operations of $(8.1) million or $(0.62) per diluted share

•	Variable marketing margin of $82.3 million

•	Adjusted EBITDA of $26.3 million

•	Adjusted net income per share of $0.13

CHARLOTTE, NC - February 25, 2021 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended December 31, 2020.

The Company has posted a letter to shareholders on its investor relations website at investors.lendingtree.com.

“We navigated the headwinds of the past year incredibly well, and I'm proud of our team's resilience and dedication," said Doug Lebda, chairman and CEO. "Despite the prior year's challenges, we were fortunate to maintain a healthy and productive workforce, a strong balance sheet and sustained positive cash flows, all of which enabled us to remain acutely focused on executing for our customers, our partners and our shareholders. The fourth quarter's results are evidence of the progress we continue to make in expanding our leading market position."

J.D. Moriarty, CFO, added, "We are pleased to be able to report better-than-expected fourth quarter results, and even more encouraging is the positive momentum we see across each of our segments. Our diversified portfolio of businesses continues to strengthen our competitive advantage as our leading presence in Home and Insurance bolster our recovering Consumer segment."

Fourth Quarter 2020 Business Highlights

•	Insurance segment revenue of $85.6 million grew 21% over fourth quarter 2019 and translated into segment profit of $33.4 million, up 19% over the same period.

•	Home segment revenue of $88.8 million grew 36% over fourth quarter 2019 and produced segment profit of $32.3 million, up 20% over the same period.

◦	Within Home, record mortgage products revenue of $81.5 million grew 51% over the prior year period.

•	Consumer segment revenue of $47.8 million showed improving trends despite typical seasonal headwinds.

◦	Within Consumer, credit card revenue of $11.9 million improved substantially from $6.7 million in third quarter 2020.

◦	Personal loans revenue of $13.7 million improved from $12.5 million in third quarter 2020.

◦	Revenue from our small business offering grew 129% sequentially from the third quarter 2020.

•	Through December 31, 2020, 16.6 million consumers have signed up for My LendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2020	2019	% Change	2020	% Change

Total revenue	$222.3	$255.2	(13)%	$220.3	1%

(Loss) income before income taxes	$(13.2)	$4.5	(393)%	(32.7)	(60)%
Income tax benefit (expense)	5.1	(3.1)	(265)%	7.9	(35)%
Net (loss) income from continuing operations	$(8.1)	$1.5	(640)%	$(24.8)	(67)%
Net (loss) income from continuing operations % of revenue	(4)%	1%		(11)%

(Loss) income per share from continuing operations
Basic	$(0.62)	$0.11	(664)%	$(1.90)	(67)%
Diluted	$(0.62)	$0.10	(720)%	$(1.90)	(67)%

Variable marketing margin
Total revenue	$222.3	$255.2	(13)%	$220.3	1%
Variable marketing expense (1) (2)	$(140.0)	$(161.4)	(13)%	$(142.2)	(2)%
Variable marketing margin (2)	$82.3	$93.8	(12)%	$78.1	5%
Variable marketing margin % of revenue (2)	37%	37%		35%

Adjusted EBITDA (2)	$26.3	$45.9	(43)%	$21.7	21%
Adjusted EBITDA % of revenue (2)	12%	18%		10%

Adjusted net income (loss) (2)	$1.8	$16.3	(89)%	$(3.4)	153%

Adjusted net income (loss) per share (2)	$0.13	$1.12	(88)%	$(0.26)	150%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Also includes the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended December 31,		Y/Y	Three Months Ended September 30,	Q/Q
	2020	2019	% Change	2020	% Change
Home (1)
Revenue	$88.8	$65.5	36%	$78.9	13%
Segment profit	$32.3	$26.9	20%	$25.2	28%
Segment profit % of revenue	36%	41%		32%

Consumer (2)
Revenue	$47.8	$113.4	(58)%	$48.4	(1)%
Segment profit	$22.7	$43.3	(48)%	$21.6	5%
Segment profit % of revenue	47%	38%		45%

Insurance (3)
Revenue	$85.6	$70.9	21%	$92.5	(7)%
Segment profit	$33.4	$28.0	19%	$37.0	(10)%
Segment profit % of revenue	39%	39%		40%

Other (4)
Revenue	$0.1	$5.4	(98)%	$0.5	(80)%
Loss	$(0.4)	$(0.1)	300%	$—	—%

Total revenue	$222.3	$255.2	(13)%	$220.3	1%

Total segment profit	$88.0	$98.1	(10)%	$83.8	5%
Brand marketing expense (5)	$(5.7)	$(4.2)	36%	$(5.7)	—%
Variable marketing margin	$82.3	$93.8	(12)%	$78.1	5%
Variable marketing margin % of revenue	37%	37%		35%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans and lines of credit, reverse mortgage loans, and real estate.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.
(3)	The Insurance segment consists of insurance quote products.
(4)	The Other category includes revenue from the resale of online advertising space to third parties and revenue from home improvement referrals, and the related variable marketing and advertising expenses.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Business Outlook - 2021

Today, the company is providing revenue, variable marketing margin and adjusted EBITDA guidance for the first quarter of 2021, as follows:

For first quarter 2021:

•	Revenue: $260 - $270 million

•	Variable Marketing Margin: $80 - $85 million

•	Adjusted EBITDA: $20 - $25 million

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters, tax considerations, and income and expense from changes in fair value of contingent consideration from acquisitions. Expenses associated with legal matters, tax consequences, and income and expense from changes in fair value of contingent consideration from acquisitions have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's fourth quarter 2020 financial results will be webcast live today, February 25, 2021 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Friday, March 05, 2021. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #4562248. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #4562248.

LENDINGTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
	(in thousands, except per share amounts)
Revenue	$222,329	$255,187	$909,990	$1,106,603
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	13,558	16,728	54,494	68,379
Selling and marketing expense (1)	153,275	167,842	617,404	735,180
General and administrative expense (1)	34,825	27,456	129,101	116,847
Product development (1)	10,384	9,412	43,636	39,953
Depreciation	3,738	3,261	14,201	10,998
Amortization of intangibles	12,475	13,756	53,078	55,241
Change in fair value of contingent consideration	(2,384)	7,181	5,327	28,402
Severance	105	390	295	1,026
Litigation settlements and contingencies	40	140	(943)	(151)
Total costs and expenses	226,016	246,166	916,593	1,055,875
Operating (loss) income	(3,687)	9,021	(6,603)	50,728
Other (expense) income, net:
Interest expense, net	(9,894)	(4,863)	(36,300)	(20,271)
Other income	369	381	376	524
(Loss) income before income taxes	(13,212)	4,539	(42,527)	30,981
Income tax benefit (expense)	5,095	(3,073)	19,961	8,479
Net (loss) income from continuing operations	(8,117)	1,466	(22,566)	39,460
(Loss) income from discontinued operations, net of tax	(139)	392	(25,689)	(21,632)
Net (loss) income and comprehensive (loss) income	$(8,256)	$1,858	$(48,255)	$17,828

Weighted average shares outstanding:
Basic	13,051	12,921	13,007	12,834
Diluted	13,051	14,580	13,007	14,619
(Loss) income per share from continuing operations:
Basic	$(0.62)	$0.11	$(1.73)	$3.07
Diluted	$(0.62)	$0.10	$(1.73)	$2.70
(Loss) income per share from discontinued operations:
Basic	$(0.01)	$0.03	$(1.98)	$(1.69)
Diluted	$(0.01)	$0.03	$(1.98)	$(1.48)
Net (loss) income per share:
Basic	$(0.63)	$0.14	$(3.71)	$1.39
Diluted	$(0.63)	$0.13	$(3.71)	$1.22

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$372	$197	$1,319	$755
Selling and marketing expense	1,809	918	6,240	5,785
General and administrative expense	10,442	8,643	39,650	39,177
Product development	1,874	1,577	6,524	6,450

LENDINGTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2020	December 31, 2019
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$169,932	$60,243
Restricted cash and cash equivalents	117	96
Accounts receivable, net	89,841	113,487
Prepaid and other current assets	27,949	15,516
Current assets of discontinued operations	8,570	84
Total current assets	296,409	189,426
Property and equipment, net	62,381	31,363
Operating lease right-of-use assets	84,109	25,519
Goodwill	420,139	420,139
Intangible assets, net	128,502	181,580
Deferred income tax assets	96,224	87,664
Equity investment	80,000	—
Other non-current assets	5,334	4,330
Non-current assets of discontinued operations	15,892	7,948
Total assets	$1,188,990	$947,969

LIABILITIES:
Revolving credit facility	$—	$75,000
Accounts payable, trade	10,111	2,873
Accrued expenses and other current liabilities	101,196	112,755
Current contingent consideration	—	9,028
Current liabilities of discontinued operations	536	31,050
Total current liabilities	111,843	230,706
Long-term debt	611,412	264,391
Operating lease liabilities	92,363	21,358
Non-current contingent consideration	8,249	24,436
Other non-current liabilities	362	4,752
Total liabilities	824,229	545,643

SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 15,766,193 and 15,676,819 shares issued, respectively, and 13,124,875 and 13,035,501 shares outstanding, respectively	158	157
Additional paid-in capital	1,188,673	1,177,984
Accumulated deficit	(640,909)	(592,654)
Treasury stock; 2,641,318 shares	(183,161)	(183,161)
Total shareholders' equity	364,761	402,326
Total liabilities and shareholders' equity	$1,188,990	$947,969

LENDINGTREE, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Year Ended December 31,
	2020	2019	2018
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net (loss) income and comprehensive (loss) income	$(48,255)	$17,828	$96,499
Less: Loss from discontinued operations, net of tax	25,689	21,632	12,820
(Loss) income from continuing operations	(22,566)	39,460	109,319
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss (gain) on impairments and disposal of assets	1,160	(695)	2,210
Amortization of intangibles	53,078	55,241	23,468
Depreciation	14,201	10,998	7,385
Rental amortization of intangibles and depreciation	—	—	630
Non-cash compensation expense	53,733	52,167	44,365
Deferred income taxes	(9,628)	(8,555)	(63,901)
Change in fair value of contingent consideration	5,327	28,402	10,788
Bad debt expense	1,785	1,697	880
Amortization of debt issuance costs	3,474	1,974	1,776
Write-off of previously-capitalized debt issuance costs	—	333	—
Amortization of convertible debt discount	19,570	12,016	11,397
Loss on extinguishment of debt	7,768	—	—
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	8,888	213	—
Changes in current assets and liabilities:
Accounts receivable	21,861	(22,457)	(16,820)
Prepaid and other current assets	(952)	(3,258)	(2,985)
Accounts payable, accrued expenses and other current liabilities	(8,013)	(2,322)	14,270
Current contingent consideration	(25,787)	(12,500)	(21,912)
Income taxes receivable	(10,598)	4,548	3,669
Other, net	(2,002)	(88)	(591)
Net cash provided by operating activities attributable to continuing operations	111,299	157,174	123,948
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(42,149)	(20,041)	(14,907)
Proceeds from the sale of fixed assets	—	24,077	—
Equity investment	(80,000)	—	—
Acquisition of ValuePenguin, net of cash acquired	—	(105,578)	—
Acquisition of QuoteWizard, net of cash acquired	—	482	(297,072)
Acquisition of Student Loan Hero, net of cash acquired	—	—	(59,483)
Acquisition of Ovation, net of cash acquired	—	—	(11,566)
Acquisition of SnapCap	—	—	(10)
Net cash used in investing activities attributable to continuing operations	(122,149)	(101,060)	(383,038)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(3,910)	(8,406)	2,217
Proceeds from the issuance of 0.50% Convertible Senior Notes	575,000	—	—
Repurchase of 0.625% Convertible Senior Notes	(233,862)	—	—
Payment of convertible note hedge on the 0.50% Convertible Senior Notes	(124,200)	—	—
Termination of convertible note hedge on the 0.625% Convertible Senior Notes	109,881	—	—
Proceeds from the sale of warrants related to the 0.50% Convertible Senior Notes	61,180	—	—
Termination of warrants related to the 0.625% Convertible Senior Notes	(94,292)	—	—
Net (repayment of) proceeds from revolving credit facility	(75,000)	(50,000)	125,000
Payment of debt issuance costs	(16,568)	(2,518)	(583)
Contingent consideration payments	(4,755)	(21,275)	(27,588)
Purchase of treasury stock	—	(5,470)	(93,704)
Acquisition of noncontrolling interest	—	—	(499)

Other financing activities	(184)	(9)	—
Net cash provided by (used in) financing activities attributable to continuing operations	193,290	(87,678)	4,843
Total cash provided by (used in) continuing operations	182,440	(31,564)	(254,247)
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(72,730)	(13,255)	(13,236)
Total cash used in discontinued operations	(72,730)	(13,255)	(13,236)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	109,710	(44,819)	(267,483)
Cash, cash equivalents, restricted cash, and restricted cash equivalents at beginning of period	60,339	105,158	372,641
Cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period	$170,049	$60,339	$105,158

Non-cash investing activities:
Increase (decrease) in capital expenditures included in accounts payable and accrued expenses	$4,196	$(946)	$2,246
Capital additions from tenant improvement allowance	—	1,111	—
Supplemental cash flow information:
Interest paid	$4,741	$7,005	$3,593
Income tax payments	561	25	541
Income tax refunds	60	4,743	5,678

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "Lending Tree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands)
Selling and marketing expense	$153,275	$154,670	$167,842	$617,404	$735,180
Non-variable selling and marketing expense (1)	(13,248)	(12,541)	(11,036)	(49,652)	(47,000)
Cost of advertising re-sold to third parties (2)	—	—	4,557	1,086	22,755
Variable marketing expense	$140,027	$142,129	$161,363	$568,838	$710,935

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.
(2)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net (loss) income from continuing operations to variable marketing margin and net (loss) income from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands, except percentages)
Net (loss) income from continuing operations	$(8,117)	$(24,809)	$1,466	$(22,566)	$39,460
Net (loss) income from continuing operations % of revenue	(4)%	(11)%	1%	(2)%	4%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	13,558	13,220	16,728	54,494	68,379
Cost of advertising re-sold to third parties (1)	—	—	(4,557)	(1,086)	(22,755)
Non-variable selling and marketing expense (2)	13,248	12,541	11,036	49,652	47,000
General and administrative expense	34,825	33,705	27,456	129,101	116,847
Product development	10,384	11,477	9,412	43,636	39,953
Depreciation	3,738	3,535	3,261	14,201	10,998
Amortization of intangibles	12,475	13,090	13,756	53,078	55,241
Change in fair value of contingent consideration	(2,384)	6,658	7,181	5,327	28,402
Severance	105	—	390	295	1,026
Litigation settlements and contingencies	40	13	140	(943)	(151)
Interest expense, net	9,894	16,617	4,863	36,300	20,271
Other income	(369)	—	(381)	(376)	(524)
Income tax (benefit) expense	(5,095)	(7,925)	3,073	(19,961)	(8,479)
Variable marketing margin	$82,302	$78,122	$93,824	$341,152	$395,668
Variable marketing margin % of revenue	37%	35%	37%	37%	36%

(1)	Represents the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties. Excludes overhead, fixed costs, and personnel-related expenses.
(2)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net (loss) income from continuing operations to adjusted EBITDA and net (loss) income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands, except percentages)
Net (loss) income from continuing operations	$(8,117)	$(24,809)	$1,466	$(22,566)	$39,460
Net (loss) income from continuing operations % of revenue	(4)%	(11)%	1%	(2)%	4%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	12,475	13,090	13,756	53,078	55,241
Depreciation	3,738	3,535	3,261	14,201	10,998
Severance	105	—	390	295	1,026
Loss (gain) on impairments and disposal of assets	474	134	424	1,160	(945)
Non-cash compensation expense	14,497	14,161	11,335	53,733	52,167
Costs of secondary public offering	863	—	—	863	—
Change in fair value of contingent consideration	(2,384)	6,658	7,181	5,327	28,402
Acquisition expense	(188)	205	14	2,217	211
Litigation settlements and contingencies	40	13	140	(943)	(151)
Interest expense, net	9,894	16,617	4,863	36,300	20,271
Income tax (benefit) expense	(5,095)	(7,925)	3,073	(19,961)	(8,479)
Adjusted EBITDA	$26,302	$21,679	$45,903	$123,704	$198,201
Adjusted EBITDA % of revenue	12%	10%	18%	14%	18%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net (loss) income from continuing operations to adjusted net income (loss) and net (loss) income per diluted share from continuing operations to adjusted net income (loss) per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended			Twelve Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	(in thousands, except per share amounts)
Net (loss) income from continuing operations	$(8,117)	$(24,809)	$1,466	$(22,566)	$39,460
Adjustments to reconcile to adjusted net (loss) income:
Severance	105	—	390	295	1,026
Loss (gain) on impairments and disposal of assets	474	134	424	1,160	(945)
Non-cash compensation	14,497	14,161	11,335	53,733	52,167
Costs of secondary public offering	863	—	—	863	—
Change in fair value of contingent consideration	(2,384)	6,658	7,181	5,327	28,402
Acquisition expense	(188)	205	14	2,217	211
Litigation settlements and contingencies	40	13	140	(943)	(151)
Loss on extinguishment of debt	—	7,768	—	7,768	—
Income tax benefit from adjusted items	(3,402)	(7,361)	(4,087)	(17,880)	(20,694)
Excess tax benefit from stock-based compensation	(51)	(175)	(516)	(2,033)	(17,058)
Income tax benefit from CARES Act	—	—	—	(6,104)	—
Adjusted net income (loss)	$1,837	$(3,406)	$16,347	$21,837	$82,418

Net (loss) income per diluted share from continuing operations	$(0.62)	$(1.90)	$0.10	$(1.73)	$2.70
Adjustments to reconcile net (loss) income from continuing operations to adjusted net income (loss)	0.76	1.64	1.02	3.41	2.94
Adjustments to reconcile effect of dilutive securities	(0.01)	—	—	(0.14)	—
Adjusted net income (loss) per share	$0.13	$(0.26)	$1.12	$1.54	$5.64

Adjusted weighted average diluted shares outstanding	14,163	13,033	14,580	14,150	14,619
Effect of dilutive securities	1,112	—	—	1,143	—
Weighted average diluted shares outstanding	13,051	13,033	14,580	13,007	14,619
Effect of dilutive securities	—	—	1,659	—	1,785
Weighted average basic shares outstanding	13,051	13,033	12,921	13,007	12,834

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, including the portion of cost of revenue attributable to costs paid for advertising re-sold to third parties, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the company's consolidated statements of operations and consolidated income. When advertising inventory is re-sold to third parties, the proceeds of such transactions are included in revenue for the purposes of calculating variable marketing margin, and the costs of such re-sold advertising are included in cost of revenue in the company's consolidated statements of operations and consolidated income and are included in variable marketing expense for purposes of calculating variable marketing margin.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (7) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) restructuring and severance expenses, (5) litigation settlements and contingencies, (6) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (7) gain/loss on extinguishment of debt, (8) one-time items, (9) the effects to income taxes of the aforementioned adjustments, and (10) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for the $6.1 million income tax benefit from the CARES Act in Q1 2020 and the Q4 2020 expenses incurred in connection with a secondary public offering of our common stock by our largest shareholder, for which we did not receive any proceeds.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2019, in our Form 10-Q for the period ended September 30, 2020, and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree operates what it believes to be the leading online consumer platform that connects consumers with the choices they need to be confident in their financial decisions. The Company offers consumers tools and resources, including free credit scores, that facilitate comparison-shopping for mortgage loans, home equity loans and lines of credit, reverse mortgage loans, auto loans, credit cards, deposit accounts, personal loans, student loans, small business loans, insurance quotes and other related offerings. The Company primarily seeks to match in-market consumers with multiple providers on its marketplace who can provide them with competing quotes for loans, deposit products, insurance or other related offerings they are seeking. The Company also serves as a valued partner to lenders and other providers seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits, by matching the consumer inquiries it generates with these providers.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:	Media Contact:
Trent Ziegler	Megan Greuling
trent.ziegler@lendingtree.com	megan.greuling@lendingtree.com
704-943-8294	704-943-8208